                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          PRIMEDEX HEALTH SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                          PRIMEDEX HEALTH SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                          PRIMEDEX HEALTH SYSTEMS, INC.


                                                         Los Angeles, California
                                                                     May 9, 2000

Dear Fellow Stockholder:

         You are cordially invited to attend Primedex Health Systems, Inc.'s Annual Meeting of Stockholders to be held on Friday, June 23, 2000, beginning at 1:00 P.M. Pacific Daylight Time, at the Sheraton Hotel, 5990 Green Valley Circle, Culver City, California.

         This year you are being asked to elect three directors and to approve and adopt the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" each of the proposals.

         At the meeting, management will also report on the Company's performance and an opportunity will be provided for stockholders to ask questions. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                                     Very truly yours,

                                                     /S/ Howard G. Berger
                                                     --------------------
                                                     HOWARD G. BERGER, M.D.
                                                     President

                          PRIMEDEX HEALTH SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                         Los Angeles, California
                                                                     May 9, 2000

     The Annual Meeting of Stockholders of Primedex Health Systems, Inc. will be held at the Sheraton Hotel, 5990 Green Valley Circle, Culver City, California, on Friday, June 23, 2000, beginning at 1:00 P.M. Pacific Daylight Time, for the following purposes:

         1.       To elect three directors;

         2. To approve and adopt the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan; and

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         Stockholders of record at the close of business on May 1, 2000 are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

         Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if mailed in the United States.

                                              By Order of the Board of Directors

                                              /S/ Norman R. Hames
                                              -------------------
                                              NORMAN R. HAMES
                                              Secretary

                                    PRIMEDEX

                                       HEALTH

                                         SYSTEMS, INC.



                               1516 Cotner Avenue
                          Los Angeles, California 90025

                                   May 9, 2000

                       ----------------------------------

                                 PROXY STATEMENT

                       ----------------------------------


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

         The Annual Meeting of Stockholders of Primedex Health Systems, Inc. ("Primedex" or the "Company") will be held on Friday, June 23, 2000, beginning at 1:00 P.M. Pacific Daylight Time, at the Sheraton Hotel, 5990 Green Valley Circle, Culver City, California. At this meeting, stockholders will be asked to elect three directors and to approve and adopt the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan. Management of the Company will also report on the Company's performance during fiscal 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

         Stockholders of record at the close of business on May 1, 2000, are entitled to attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote other than in the election of directors. In the election of directors each stockholder is entitled to cumulative voting rights, which means that the total number of votes which the stockholder may cast for the election of directors equals the number of directors to be elected multiplied by the number of shares held, and the stockholder may cast all of such votes for one candidate for director or may distribute the total votes among all or several candidates, as the stockholder sees fit. A stockholder may not cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and unless the stockholder gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. If any stockholder present at the Annual Meeting gives such notice, all stockholders may cumulate their votes. In such event, the persons designated in the accompanying proxy card will allocate votes among the candidates nominated as directed by the Board of Directors. If cumulative voting is not invoked, the candidates receiving the highest number of votes of the shares entitled to vote for them, up to the number of directors to be elected, shall be elected. The proxy card provided with this proxy statement indicates the number of shares of Primedex common stock that you own and are entitled to vote.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on May 1, 2000, the record date, will constitute a quorum for purposes of this meeting. As of the record date, 38,932,760 shares of Primedex common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and broker non-votes (described below) will be counted.

HOW DO I VOTE BY PROXY?

         Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

         If you properly fill in your proxy card and our transfer agent receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

         -        FOR the election of all three nominees for director; and

         - FOR the approval and adoption of the Primedex 2000 Long-Term Incentive Plan.

         If any other matter is presented, your proxy will vote your shares in accordance with his or her best judgment. At present, the Board knows of no other business which is intended to be acted on at the Annual Meeting.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

         If your shares are held by your broker in "street name", you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer electronic or telephonic voting.

WHAT DISCRETION DOES MY BROKER HAVE TO VOTE MY SHARES HELD IN "STREET NAME"?

         New York Stock Exchange rules allow your broker to vote your shares with respect to the election of directors and the approval and adoption of the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan even if it does not receive instructions from you, so long as it holds your shares in its name. There are, however, certain matters with respect to which brokers do not have such discretionary authority. Should such a matter come to a vote at the Annual Meeting, your shares will not be voted on that matter. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. You may change your vote at any time before the proxy is exercised. To change your vote, you may:

         - file with the Secretary of the Company a written notice "revoking" your earlier vote;

         - submit to our transfer agent a properly completed and signed proxy card with a later date; or

         -        vote in person at the meeting.

         The last dated vote or proxy cast will be counted.

HOW DO I VOTE IN PERSON?

         If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 1, 2000, the record date for voting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

         - FOR THE ELECTION OF DIRECTORS. The three nominees for director who receive the most votes from those shares present or represented at the Annual Meeting will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

         - FOR THE APPROVAL AND ADOPTION OF THE PRIMEDEX HEALTH SYSTEMS, INC. 2000 LONG-TERM INCENTIVE PLAN. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required "for" the approval and adoption of the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan.

         - OTHER MATTERS. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for most other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.

IS VOTING CONFIDENTIAL?

         Yes. Proxy cards, ballots and voting tabulations are treated as confidential by the Company. Generally, only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to these documents.

HOW IS THE COMPANY SOLICITING PROXIES?

         Proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or other media by the officers or employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

                           PROPOSALS TO BE VOTED UPON

PROPOSAL 1:  ELECTION OF DIRECTORS.

         You are being asked to vote for three directors at this Annual Meeting. The Board is nominating Howard G. Berger, M.D., John V. Crues, III, and Norman
R. Hames for re-election. If elected, these Directors would serve as Directors for a term of one year, expiring at the Company's 2001 Annual Meeting.

         The Company knows of no reason why any of the nominees would be unable to serve as a director. Should, however, such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.


THE NOMINEES
------------
Howard G. Berger, M.D.                Dr. Berger is the president and chief executive officer of Primedex.  He is
Age 54                                also the 99% owner of Beverly Radiology Medical Group, the entity which
Director since 1992                   supplies the professional medical services at most of the Company's imaging centers.  Dr. Berger has been similarly engaged for Primedex or predecessor entities since 1987.

John v. Crues, III, M.D.              Dr. Crues has been the medical director of the Company and of Beverly
Age 50                                Radiology Medical Group since 1996 and has been a medical doctor since
Director since 2000                   1982.

Norman R. Hames                       Mr. Hames was the founder of the Company's subsidiary, Diagnostic
Age 42                                Imaging Services, Inc., in 1986, and has been the president of that entity
Director since 1996                   since its formation.


             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL THREE NOMINEES FOR DIRECTOR.

PROPOSAL 2: APPROVAL OF THE PRIMEDEX HEALTH SYSTEMS, INC. 2000 LONG-TERM
            INCENTIVE PLAN.

         You are being asked to approve and adopt the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan (the "Incentive Plan"). This plan, if approved, will provide the basis for future long-term compensation awards at the Company, such as stock options and awards of restricted stock. This type of compensation forms an integral part of the compensation paid to many Company employees, and to those entities with which it is closely involved, particularly those in positions of key importance to the Company. The plan's approval and adoption is critical to the Company's ability to continue to attract and retain highly motivated and qualified employees, particularly in the competitive labor market that exists today.

         The Board of Directors of the Company has reviewed and approved the Incentive Plan, and recommends that stockholders adopt the Incentive Plan.

         The Incentive Plan provides for the grant or sale of restricted or unrestricted common stock, options to acquire common stock, share appreciation rights, performance awards and other stock and non-stock awards (collectively, "Awards"). An aggregate of 2,000,000 shares of common stock have been reserved for issuance under the Incentive Plan.

         The Incentive Plan supplements the Company's 1992 Incentive Stock Option Plan. Shares of common stock remaining available for grant under the earlier plan are almost exhausted. The Incentive Plan is designed to increase administrative and operational flexibility over that contained in the 1992 Incentive Stock Option Plan. The material features of the Incentive Plan are summarized below.

         ADMINISTRATION. The Incentive Plan will be administered by the Board of Directors, or a committee appointed by the Board which, if appointed, will consist of two or more non-employee Directors (the "Compensation Committee"). Subject to the terms of the Incentive Plan, the Board ( and the Committee, if established) has full authority to administer the Incentive Plan in all respects, including: (i) selecting the individuals who are to receive Awards under the Incentive Plan; (ii) determining the specific form of any Award; and
(iii) setting the specific terms and conditions of each Award. The Company's senior legal and human resources representatives are also authorized to take ministerial actions as necessary to implement the Incentive Plan and Awards issued under the Incentive Plan.

         ELIGIBILITY. Employees, directors and other individuals who provide services to the Company, its affiliates and subsidiaries who, in the opinion of the Board (or its appointed Committee), are in a position to make a significant contribution to the success of the Company, its affiliates and subsidiaries are eligible for Awards under the Incentive Plan.

         AMOUNT OF AWARDS. The value of shares or other Awards to be granted to any recipient under the Incentive Plan are not presently determinable. However, the Incentive Plan restricts the number of shares and the value of Awards not based on shares which may be granted to any individual during a calendar year or performance period. In order to facilitate the Company's compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which deals with the deductibility of compensation for any of the chief executive officer and the four other most highly-paid executive officers, the Incentive Plan limits to 500,000 the number of shares for which options, stock appreciation rights or other stock Awards may be granted to an individual in a calendar year and limits to $1,000,000 the value of non-stock-based Awards that may be paid to an individual with respect to a performance period. These restrictions were adopted by the Board of Directors as a means of complying with Code section 162(m) and are not indicative of historical or contemplated Awards made or to be made to any individual under the Incentive Plan.

         STOCK OPTIONS. The Incentive Plan authorizes the grant of options to purchase shares of common stock, including options to employees intended to qualify as incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory options. The term of each option will not exceed ten years and each option will be exercisable at a price per share not less than 100% of the fair market value of a share of common stock on the date of the grant. Generally, optionees will pay the exercise price of an option in cash or by check, although the Board (and the Committee, if established) may permit other forms of payment including payment through the delivery of shares of common stock. Options granted under the Incentive Plan are generally not transferable (except at death or as gifts to certain Family Members (as defined in the Incentive Plan)). At the time of grant or thereafter, the Board (and the Committee, if established) may determine the conditions under which stock options vest and remain exercisable.

         Unless otherwise determined by the Board (and the Committee, if established), unexercised options will terminate if the holder ceases for any reason to be associated with the Company, its affiliates and subsidiaries. Options generally remain exercisable for a specified period following termination for reasons other than for Cause (as defined in the Incentive Plan), particularly in circumstances of death, Disability and Retirement (as defined in the Incentive Plan). In the event of a Change in Control or Covered Transaction (as defined in the Incentive Plan) of the Company, options become immediately exercisable and/or are converted into options for securities of the surviving party as determined by the Board (and the Committee, if established).

         OTHER AWARDS. The Board (and the Committee, if established) may grant stock appreciation rights which pay, in cash or common stock, an amount generally equal to the difference between the fair market values of the common stock at the time of exercise of the right and at the time of grant of the right. In addition, the Board (and the Committee, if established) may grant Awards of shares of common stock at a purchase price less than fair market value at the date of issuance, including zero. A recipient's right to retain these shares may be subject to conditions established by the Board (and the Committee, if established), if any, such as the performance of services for a specified period or the achievement of individual or Company performance targets. The Board (and the Committee, if established) may also issue shares of common stock or authorize cash or other payments under the Incentive Plan in recognition of the achievement of certain performance objectives or in connection with annual bonus arrangements.

         PERFORMANCE CRITERIA. The Board (and the Committee, if established) may condition the exercisability, vesting or full enjoyment of an Award on specified Performance Criteria. For purposes of Performance Awards (as defined in the Incentive Plan) that are intended to qualify for the performance-based compensation exception under Code Section 162(m), Performance Criteria means an objectively determinable measure of performance relating to any of the following as specified by the Board (and the Committee, if established) (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or
(ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. Performance Criteria measures and targets determined by the Board (and the Committee, if established) need not be based upon an increase, a positive or improved result or avoidance of loss.

         AMENDMENTS. The Board (and the Committee, if established) may amend the Incentive Plan or any outstanding Award for any purpose permitted by law, or may at any time terminate the Incentive Plan as to future grants of Awards. The Board (and the Committee, if established) may not, however, increase the maximum number of shares of common stock issuable under the Incentive Plan or change the description of the individuals eligible to receive Awards. In addition, no termination of or amendment to the Incentive Plan may adversely affect the rights of a Participant with respect to any Award previously granted under the Incentive Plan without the Participant's consent, unless the Compensation Committee expressly reserves the right to do so in writing at the time the Award is made. To the extent the Board (and the Committee, if established) desires the Incentive Plan to qualify under the Code, certain amendments may require shareholder approval.

         FEDERAL TAX TREATMENT OF OPTIONS UNDER THE INCENTIVE PLAN. Under the applicable Code provisions, an employee will generally recognize no income subject to federal income taxation upon either the grant or exercise of incentive stock options, although some optionees may be subject to an alternative minimum tax on the difference between the fair market value at the date of exercise and the exercise price. The Company will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of the option. Generally, if an optionee disposes of shares of common stock issued upon exercise of an incentive stock option more than two years from the date the option was granted and more than one year after the exercise of the option, any gain on the disposition of the option shares, equal to the difference between the sales price and the option exercise price, will be treated as a long- term capital gain. In that case, the Company would not be entitled to a deduction at the time the optionee sells the option shares.

         No taxable income will be recognized by an optionee upon the grant of a non-statutory stock option under the Incentive Plan and the Company will not be allowed a deduction at that time. Upon the exercise of the option, however, the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the option price will be treated as ordinary income to the optionee in the year of exercise. Subject to compliance with applicable tax reporting requirements, the Company will be allowed an income tax deduction in the year of exercise of the option in an amount equal to the amount the optionee recognizes as ordinary income. Capital gains taxes may be payable by the Optionee on the subsequent sale of the option shares.

         The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting is required to approve the Incentive Plan.

         A copy of the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan is attached as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended January 31, 2000, and incorporated by reference in this Proxy Statement.

         THE BOARD OF DIRECTORS CONSIDERS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PRIMEDEX HEALTH SYSTEMS, INC. 2000 LONG-TERM INCENTIVE PLAN.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

         Two stockholders beneficially own more than five percent of the Company's common stock. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options or warrants that are exercisable currently or within 60 days. Unless otherwise indicated, the persons and entities named below have sole voting and investment power over the shares listed. The table below sets forth information, as of April 1, 2000, regarding the beneficial ownership of these individuals and entities. As of April 1, 2000, there were 38,932,760 shares of the Company common stock outstanding.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AS OF APRIL 1, 2000


NAME OF BENEFICIAL OWNER                                    NUMBER OF SHARES (1)
------------------------                                    --------------------

Howard G. Berger, M.D.* ...........................................12,809,428(2)

Norman R. Hames*....................................................2,913,550(3)

--------------------

         * The address of all of the above beneficial owners is c/o the Company, 1516 Cotner Avenue, Los Angeles, California 90025.

         (1) Subject to applicable community property statutes and except as otherwise noted, each holder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned.

         (2) Includes 343,200 shares issuable upon conversion of Primedex outstanding convertible debentures convertible at $10 per share.

         (3) Represents options exercisable at $.60 per share.


HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

         The following table shows, as of April 1, 2000, the amount of common stock of the Company beneficially owned by:

         -        the Company's directors;

         - the executive officers of the Company named in the Summary Compensation Table below; and

         - all of the directors and executive officers of the Company as a group.


                    STOCK OWNERSHIP OF OFFICERS AND DIRECTORS
                               AS OF APRIL 1, 2000

NUMBER OF                                         SHARES OF COMMON STOCK
BENEFICIAL OWNER                                  BENEFICIALLY OWNED(1)         PERCENT OF CLASS
----------------                                  ----------------------        ----------------
Howard G. Berger, M.D.*                                12,809,428(2)                  26.6%

John V. Crues, III, M.D.*                              1,050,000(3)                   2.2%

Norman R. Hames*                                       2,913,550(4)                   6.1%

Michael J. Krane, M.D.*                                  2,216,228                    4.6%

All directors and executive officers of the       18,939,206(2)(3)(4)(5)              38.5%
Company as a group [four persons]
-------------------
         * The address of all of the Company's officers and directors is c/o the
Company, 1516 Cotner Avenue, Los Angeles, California 90025.

         (1) Subject to applicable community property statutes and except as otherwise noted, each holder named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

         (2) Includes 343,200 shares issuable upon conversion of Primedex outstanding convertible debentures convertible at $10 per share.

         (3) Includes an option to purchase 500,000 shares exercisable at $.15 per share and an option to purchase 500,000 shares exercisable at $.40 per share.

         (4) Represents options exercisable at $.60 per share.

         (5) Includes 12,216,228 shares owned of record and 4,256,750 shares issuable upon exercise of presently exercisable options and convertible debentures.

         As a result of his stock ownership and his positions as president and a director of the Company, Howard G. Berger, M.D. may be deemed to be a controlling person of the Company.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

                             THE BOARD OF DIRECTORS

WHO SITS ON THE COMPANY'S BOARD OF DIRECTORS?

         The Board of Directors consists of three members. Each director serves for one year and until his successor is elected. The term of office of the Company's directors expires at this Annual Meeting. Howard G. Berger, M.D., John
V. Crues, III, M.D., and Norman Hames have been nominated for re-election at the Annual Meeting.

         The Board of Directors intends to establish an Audit Committee which reviews the results and scope of the audit and other auditors, and a compensation committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company. The Board has not yet established such committees.

HOW OFTEN DID THE BOARD MEET IN 1999?

         The Board met informally in person or telephonically many times in fiscal year 1999, but took action formally once by unanimous written consent. Each director attended more than 75% of the meetings of the Board.

HOW ARE THE COMPANY'S DIRECTORS COMPENSATED?

         Directors receive no compensation for serving on the Board or its Committees.

ARRANGEMENTS FOR THE ELECTION OF DIRECTORS.

         The Company does not have any current arrangements relating to the election of directors to its Board.

RELATED PARTY TRANSACTIONS.

         Howard G. Berger, M.D. is the 99% owner and John V. Crues, III, M.D. is the 1% owner of Beverly Radiology Medical Group, Inc. and Pronet Imaging Medical Group, Inc., who together have formed the partnership known as Beverly Radiology Medical Group ("BRMG"), which has executed a Management and Services Agreement with the Company's subsidiaries pursuant to which it supplies the professional medical doctors at most of the Company's imaging centers and Temecula Oncology Center through 2002. BRMG pays to the Company management fees equal to 74% of revenues collected by it. In fiscal 1999, Dr. Berger was paid $300,000, Dr. Crues was paid $125,000 and Dr. Krane was paid $150,000 by BRMG.

         At October 31, 1995, Howard G. Berger, M.D. and Michael J. Krane, M.D. were each indebted to Primedex in the amount $1,500,000 based on loans extended to Drs. Berger and Krane at the time of the Company's acquisition of RadNet in June 1992. In April 1996, Dr. Krane discharged his obligation. In August 1996, Dr. Berger paid $500,000 against his obligation. Dr. Berger's note has been extended to February 28, 2002.

         On August 1, 1996, the Company acquired from Norman R. Hames, [not then an officer or director of the Company] all of his common stock and warrants to purchase shares of common stock of Diagnostic Imaging Services, Inc., a Delaware corporation [3,042,704 shares] which then represented 21.6% of the outstanding shares of that entity in exchange for five year warrants to purchase 2,913,550 shares of the Company's common stock at $.60 per share as well as the Company's five year promissory note, payable interest only annually at 6.58% for $2,448,862.

                               EXECUTIVE OFFICERS

WHO ARE THE COMPANY'S EXECUTIVE OFFICERS AS OF APRIL 1, 2000?


NAME                                TITLE
----                                -----
Howard G. Berger, M.D.              President, Treasurer, Chief Executive and
                                    Financial Officer and Director

John V. Crues, III, M.D.            Vice President, Director of Medical
                                    Operations

Norman R. Hames                     Vice President, Secretary, Chief Operating
                                    Officer and Director

Michael J. Krane, M.D.              Director of Utilization Management

         Biographical information concerning the Company's executive officers can be found under the caption "Directors and Executive Officers of the Registrant" included in the Company's 1999 Annual Report on Form 10-K, which is incorporated by reference in this Proxy Statement. Stockholders may obtain a copy of this report, without exhibits, for no charge by requesting it in writing from the Company at Primedex Health Systems, Inc., 1516 Cotner Avenue, Los Angeles, California 90025, Attention: Investor Relations.

HOW WERE THE COMPANY'S EXECUTIVE OFFICERS COMPENSATED?

The following tables show salaries, bonuses, options and other compensation paid during the last three years, options granted in 1999 and options exercised in 1999 for the Chief Executive Officer and the next most highly compensated executive officers of the Company receiving more than $100,000 per year as of October 31, 1999.


                                               SUMMARY COMPENSATION TABLE
                                                 AS OF OCTOBER 31, 1999

                                       ANNUAL COMPENSATION(1)             LONG-TERM COMPENSATION
                                       ----------------------             ----------------------

                                                                           Other   Securities   Restricted                      All
Name and                         Year Ended                               Annual   Underlying        Stock          LTIP      Other
Principal Position                    10/31      SALARY($)   BONUS($)   COMP.($)  OPTIONS (#)    AWARDS($)   PAY-OUTS($)    COMP($)
                                 ----------      ---------   --------   --------  -----------    ---------   -----------    -------
Howard G. Berger, M.D.                 1999    $75,000 (2)         --         --           --           --            --         --
Chief Executive Officer                1998   $100,000 (2)         --         --           --           --            --         --
                                       1997    $78,000 (2)         --         --           --           --            --         --

John V. Crues, III, M.D.               1999   $125,000 (3)          -          -      500,000            -             -          -
Vice President, Director of            1998   $125,000 (3)          -          -      100,000            -             -          -
Medical Operations                     1997   $125,000 (3)          -          -      150,000            -             -          -

Norman R. Hames                        1999       $150,000          -          -            -            -             -          -
Vice President, Secretary and          1998       $139,000          -          -            -            -             -          -
Chief Operating Officer of the         1997       $150,000          -          -            -            -             -          -
Company and President of DIS

Michael J. Krane, M.D.                 1999   $100,000 (4)          -          -            -            -             -          -
Director of Utilization                1998    $96,000 (4)          -          -            -            -             -          -
Management                             1997   $103,846 (4)          -          -            -            -             -          -

-------------------------------
(1) The dollar value of perquisities and other personal benefits, if any for each of the named executive officers was less than the reporting thresholds established by the Securities and Exchange Commission.

(2) Does not include $300,000 per annum received from Beverly Radiology Medical Group.

(3) Does not include $125,000 per annum received from Beverly Radiology Medical Group.

(4) Does not include $150,000 per annum received from Beverly Radiology Medical Group.

STOCK OPTIONS

         During the fiscal year ended October 31, 1999, no options were exercised by or granted to a person who served as chief executive officer of Primedex during such year or to a Primedex executive officer, or chief executive officer of a Primedex subsidiary, who earned at least $100,000 in compensation during such year except the options granted as follows:


                                                 1999 OPTION/SAR GRANTS

                                                                                                      POTENTIAL REALIZABLE VALUE AT
                                       NUMBER OF      PERCENT OF TOTAL   EXERCISE OR      POTENTIAL   ASSUMED ANNUAL RATES OF STOCK
                               SHARES UNDERLYING    OPTIONS GRANTED TO    BASE PRICE     EXPIRATION              PRICE APPRECIATION
NAME                          OPTIONS GRANTED(1)     EMPLOYEES IN 1999     PER SHARE           DATE             FOR OPTION TERM (2)
                              ------------------     -----------------     ---------    ------------- -----------------------------
                                                                                                               5%               10%
                                                                                                               --               ---
John V. Crues, III, M.D.                 500,000                  100%         $0.15        5/20/04       $45,000          $120,000

------------------------------
(1) In connection with the grant of this option Dr. Crues returned to the Company options to purchase 268,197 shares granted at various dates with exercise prices of $0.25 (18,197 shares), $0.43 (150,000 shares) and $0.15 (100,000 shares) expiring at various dates through 2003.

(2) These columns represent hypothetical future values of the Company's common stock obtainable upon exercise of stock options, net of the options exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the ten year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission and do not necessarily reflect management's assessment of the Company's future stock price performance.


         At October 31, 1999, the Company had an Incentive Stock Option Plan in force. Under the Plan, an aggregate 2,000,000 shares of Common Stock are reserved for issuance upon exercise of outstanding incentive stock options. Outstanding options are held by eight Company employees at exercise prices ranging from $.15 to $.53 per share. At December 31, 1999, none of the options were in-the-money options.

         Other than the warrants held by Norman R. Hames there are no options outstanding at October 31, 1999, held by the individuals named in the Summary Compensation Table.

DO THE COMPANY'S EXECUTIVE OFFICERS HAVE ANY SPECIAL EMPLOYMENT, TERMINATION OR CHANGE-IN-CONTROL ARRANGEMENTS?

         As of January 1, 1994, Beverly Radiology Medical Group entered into an eight year Management Consulting Agreement with Howard G. Berger, M.D. whereby Dr. Berger agreed to serve as the chief executive for the partnership entities for $300,000 per year.

         John V. Crues, III, M.D. has renewable one year employment agreements with the Company and with Beverly Radiology Medical Group which were executed in 1996 and require him to devote one-half of his time to each entity in exchange for annual remuneration from each entity of $125,000. Dr. Crues serves as the medical director of each entity.

         Norman R. Hames has an employment agreement with Diagnostic Imaging Services, Inc. ending in 2001 whereby he serves as president of that company and receives annual compensation of $150,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         During fiscal 1999 all executive compensation has been determined by the three member board of directors of PHS, Howard G. Berger, M.D., John V. Crues, III, M.D. (and previously, Jaana Shellock) and Norman R. Hames. In addition, no individual who served as an executive officer of the Company during fiscal 1999, served during fiscal 1999 on the board of directors or compensation committee of another entity where an executive officer of the other entity also served on the board of directors of the Company, except that Howard G. Berger, M.D., chairman and president of Primedex and Norman R. Hames, vice president and a director of Primedex serves as a director and as president and a director of Diagnostic Imaging Services, Inc., respectively.

                             STOCK PERFORMANCE GRAPH

         The graph below compares the five-year total return to stockholders on Primedex common stock with the return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare (Specialized Services) Index. The graph assumes $100 was invested in the Company's common stock and in each of the named indices on January 1, 1995, and that all dividends were reinvested.





                        [STOCK PERFORMANCE GRAPHIC HERE]




                                            Jan. 95           Dec. 95       Dec. 96       Dec. 97      Dec. 98        Dec. 99
                                            -------           -------       -------       -------      -------        -------
Primedex Health Systems, Inc.                  $100            $64.30        $93.88        $76.14       $27.94         $20.31

Healthcare (Specialized Services) Index        $100            $95.00        $99.08       $119.29      $172.49         $52.61

S & P 500 Index                                $100           $122.00       $142.50       $177.70      $215.19        $250.27



                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Moss Adams LLP has been the independent auditors for the Company and will serve in that capacity for the 2000 fiscal year. A representative of Moss Adams LLP will be present at the Annual Meeting, will have an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions from stockholders.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1999. To the best knowledge of the Company, all of these filing requirements were timely satisfied by its directors, officers and ten percent holders except that Dr. Berger failed to timely report his acquisition of convertible debentures convertible into 10,500 shares of the Company's common stock. The report has been filed. In making these statements, the Company has relied upon the written representations of its directors, officers and ten percent holders and copies of the reports that have been filed with the Securities and Exchange Commission.

                              STOCKHOLDER PROPOSALS

         If you wish to submit proposals to be included in the Company's year 2001 Proxy Statement, we must receive them on or before January 5, 2001. Please address your proposals to the Company's Secretary at Primedex Health Systems, Inc., 1516 Cotner Avenue, Los Angeles, California 90025. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

                              DIRECTOR NOMINATIONS

         The Board will consider qualified nominees for director recommended by stockholders of the Company. Recommendations should be sent to the Secretary of the Company at the address listed above.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:
PRIMEDEX HEALTH SYSTEMS, INC., ATTN: INVESTOR RELATIONS, 1516 COTNER AVENUE, LOS ANGELES, CALIFORNIA 90025.

                                      PROXY

                          PRIMEDEX HEALTH SYSTEMS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints JOHN CORRIGAN and LINDA HOOVER, and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Primedex Health Systems, Inc. (the "Company"), par value $.01 per share to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Hotel, 5990 Green Valley Circle, Culver City, California on Friday, June 23, 2000, at 1:00 P.M. (Pacific Daylight Time), and at any adjournment or postponement thereof.

         THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF AND PROXY STATEMENT FOR THE ANNUAL MEETING.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY HE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

            (PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE)

SEE REVERSE                                                          SEE REVERSE
SIDE                                                                        SIDE

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS BELOW.

1.       Election of Directors.
         NOMINEES:     Howard G. Berger, M.D., John V. Crues, III, M.D. and
                       Norman R. Hames

         FOR ALL NOMINEES   [ ]              [ ]      WITHHELD FROM ALL NOMINEES

         [ ]      --------------------------------------------------------------
                     For all nominees except as noted above

2. Approval and Adoption of the Primedex Health Systems, Inc. 2000 Long-Term Incentive Plan.

         FOR                           AGAINST                          ABSTAIN
         [  ]                             [  ]                              [  ]

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW      [ ]

Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles.

Signature:                                    Date:
           ----------------------------------      ---------------------------

Signature:                                    Date:
           ----------------------------------      ---------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.